JONES, JENSEN & COMPANY, LLC
           Certified Public Accountants and Consultants
                 50 South Main Street, Suite 1450
                    Salt Lake City, Utah 84144
                     Telephone (801) 328-4408
                     Facsimile (801) 328-4461


                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------
Board of Directors
Twinview, Inc.
Salt Lake City, Utah

We hereby consent to the use in this Registration Statement of Twinview, Inc. on Form SB-2 of our report dated September 27, 1999 of Twinview, Inc. for the eight months ended August 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
December 22, 1999